UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-14174	Southern Company Gas (A Georgia Corporation) Ten Peachtree Place N.E. Atlanta, Georgia 30309 (404) 584-4000	58-2210952

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 8, 2016, Southern Company Gas (“GAS”) and Southern Company Gas Capital Corporation (“GAS Capital”) entered into Underwriting Agreements covering the issue and sale of $350,000,000 aggregate principal amount of GAS Capital’s 2.450% Senior Notes due October 1, 2023 (the “2023 Notes”) and $550,000,000 aggregate principal amount of GAS Capital’s 3.950% Senior Notes due October 1, 2046 (the “2046 Notes”) and the related guarantees thereof by GAS. The 2023 Notes and the 2046 Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-212328 and 333-212328-01) of GAS and GAS Capital.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
1.1(a)
Underwriting Agreement relating to the 2023 Notes, dated September 8, 2016, among GAS, GAS Capital and J.P. Morgan Securities LLC, Mizuho Securities USA Inc., MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named in Schedule I thereto.

1.1(b)
Underwriting Agreement relating to the 2046 Notes, dated September 8, 2016, among GAS, GAS Capital and J.P. Morgan Securities LLC, Mizuho Securities USA Inc., MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several Underwriters named in Schedule I thereto.

4.1(a)	Form of the 2023 Note.

4.1(b)	Form of the 2046 Note.

4.3(a)	Form of Guarantee related to the 2023 Notes.

4.3(b)	Form of Guarantee related to the 2046 Notes.

5.1(a)	Opinion of Troutman Sanders LLP relating to the 2023 Notes.

5.1(b)	Opinion of Troutman Sanders LLP relating to the 2046 Notes.

5.2(a)	Opinion of Woodburn and Wedge relating to the 2023 Notes.

5.2(b)	Opinion of Woodburn and Wedge relating to the 2046 Notes.

8.1(a)	Tax Opinion of Troutman Sanders LLP relating to the 2023 Notes.

8.1(b)	Tax Opinion of Troutman Sanders LLP relating to the 2046 Notes.

23.1(a)	Consent of Troutman Sanders LLP (included in Exhibit 5.1(a) above).

23.1(b)	Consent of Troutman Sanders LLP (included in Exhibit 5.1(b) above).

23.2(a)	Consent of Woodburn and Wedge (included in Exhibit 5.2(a) above).

23.2(b)	Consent of Woodburn and Wedge (included in Exhibit 5.2(b) above).

23.3(a)	Consent of Troutman Sanders LLP (included in Exhibit 8.1(a) above).

23.3(b)	Consent of Troutman Sanders LLP (included in Exhibit 8.1(b) above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016		SOUTHERN COMPANY GAS

	By	/s/Paul R. Shlanta
Name: Paul R. Shlanta Title: EVP, General Counsel